FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE YEAR ENDED DECEMBER 31, 2011

FRESNO, CALIFORNIA…February 1, 2012… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $6,477,000, and diluted earnings per common share of $0.63 for the year ended December 31, 2011, compared to $3,279,000 and $0.31 per diluted common share for the year ended December 31, 2010. Net income increased 97.53% primarily driven by lower provision for credit losses, decreases in non-interest expense and increases in non-interest income, partially offset by decreases in net interest income in 2011 compared to 2010. Non-performing assets decreased $5,550,000 or 27.77% to $14,434,000 at December 31, 2011 compared to $19,984,000 at December 31, 2010. The Company also had no OREO as of December 31, 2011.
During 2011, the Company’s total assets increased 9.19%, total liabilities increased 9.02% and shareholders’ equity increased 10.36%. Return on average equity (ROE) for the year ended December 31, 2011 was 6.26%, compared to 3.41% for the year ended December 31, 2010. The increase in ROE reflects an increase in net income, notwithstanding an increase in capital from an increase in other comprehensive income and an increase in retained earnings. Return on average assets (ROA) was 0.81% for the year ended December 31, 2011, compared to 0.43% for the year ended December 31, 2010. The increase in ROA is due to an increase in net income, notwithstanding an increase in average assets.

During the year ended December 31, 2011, the Company recorded a provision for credit losses of

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$1,050,000, compared to $3,800,000 for the year ended December 31, 2010. During the year ended December 31, 2011, the Company recorded $668,000 in net loan charge-offs, compared to $2,986,000 for the year ended December 31, 2010. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.16% for the year ended December 31, 2011, compared to 0.66% for the same period in 2010. The Company also recorded OREO related expenses of only $15,000 during 2011 compared to $1,071,000 for the year ended December 31, 2010 which is reflective of management’s efforts to decrease non-performing assets during 2011.
At December 31, 2011, the allowance for credit losses stood at $11,396,000, compared to $11,014,000 at December 31, 2010, a net increase of $382,000. The allowance for credit losses as a percentage of total loans was 2.67% at December 31, 2011, and 2.55% at December 31, 2010. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio at December 31, 2011.
Total non-performing assets were $14,434,000, or 1.70% of total assets, as of December 31, 2011 compared to $19,984,000 or 2.57% of total assets as of December 31, 2010. Total non-performing assets as of September 30, 2011 were $17,064,000 or 2.04% of total assets.
The following provides a reconciliation of the change in non-accrual loans for 2011.

(Dollars in thousands)	Balances December 31, 2010	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances December 31, 2011
Non-accrual loans:
Commercial and industrial	$196	$370	$(113)	$—	$—	$(186)	$267
Real estate	1,407	3,293	(958)	—	(929)	(26)	2,787
Equity loans and lines of credit	669	758	(249)	(244)	—	(229)	705
Consumer	—	74	—	—	—	—	74
Restructured loans (non-accruing):
Commercial and industrial	1,279	—	(430)	—	(849)	—	—
Real estate	4,198	1,211	(3,280)	—	—	—	2,129
Real estate construction and land development	7,827	—	(718)	—	—	(286)	6,823
Equity loans and lines of credit	2,985	—	(1,336)	—	—	—	1,649
Consumer	—	82	(1)	—	—	(81)	—
Total non-accrual	$18,561	$5,788	$(7,085)	$(244)	$(1,778)	$(808)	$14,434

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The following provides a summary of the change in the OREO balance for the year ended December 31, 2011:

(Dollars in thousands)	Year Ended December 31, 2011
Balance, December 31, 2010	$1,325
Additions	527
Dispositions	(2,467)
Write-downs	—
Net gain on disposition	615
Balance, December 31, 2011	$—
The Company’s net interest margin (fully tax equivalent basis) was 4.63% for the year ended December 31, 2011, compared to 4.95% for the year ended December 31, 2010. The 2011 net interest margin decrease in the period-to-period comparison resulted primarily from a decrease in the yield on the Company’s investment portfolio partially offset by a decrease in the Company’s cost of funds. For the year ended December 31, 2011, the effective yield on total earning assets decreased 55 basis points to 5.04% compared to 5.59% for the year ended December 31, 2010, while the cost of total interest-bearing liabilities decreased 27 basis points to 0.58% compared to 0.85% for the year ended December 31, 2010. The amount of the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased 29.42% while the effective yield on average investment securities decreased to 3.33% for the year ended December 31, 2011 compared to 4.40% for the year ended December 31, 2010. Average loans, which generally yield higher rates than investment securities, decreased 5.94%, from $455,340,000 to $428,291,000, while the effective yield on average loans increased to 6.32% from 6.25% between December 31, 2010 and December 31, 2011. The decrease in yield in the Company’s investment securities during 2011 resulted primarily from the purchase of lower yielding investment securities along with higher average balances in interest bearing deposits in other banks. The cost of total deposits decreased 19 basis points to 0.39% for the year ended December 31, 2011 compared to 0.58% for the year ended December 31, 2010. Net interest income before the provision for credit losses for the year ended December 31, 2011 was $31,357,000, compared to $31,730,000 for the year ended December 31, 2010, a decrease of $373,000 or 1.18%. Net interest income decreased as a result of these yield changes combined with an increase in interest-bearing liabilities offset by an increase in average earning assets.
Total average assets for the year ended December 31, 2011 were $800,178,000, compared to $758,852,000, for the year ended December 31, 2010, an increase of $41,326,000 or 5.45%. Total average loans

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were $428,291,000 for 2011, compared to $455,340,000 for 2010, representing a decrease of $27,049,000 or 5.94%. Total average investments, including deposits in other banks and Federal funds sold, increased to $299,935,000 for the year ended December 31, 2011 from $231,761,000 for the year ended December 31, 2010, representing an increase of $68,174,000 or 29.42%. Total average deposits increased $41,623,000 or 6.54% to $677,789,000 for the year ended December 31, 2011, compared to $636,166,000 for the year ended December 31, 2010. Average interest-bearing deposits increased $12,325,000, or 2.55% and average non-interest bearing demand deposits increased $29,298,000 or 19.16% for the year ended December 31, 2011 compared to the year ended December 31, 2010. The Company’s ratio of average non-interest bearing deposits to total deposits was 26.89% for the year ended December 31, 2011 compared to 24.04% for the year ended December 31, 2010.
Non-interest income for the year ended December 31, 2011 was $6,276,000, compared to $3,721,000 for the year ended December 31, 2010. The $2,555,000 difference resulted primarily from a year-over-year decrease in Other-Than-Temporary-Impairment (OTTI) charges of $1,556,000, along with an increase in net realized gains on sales and calls of investment securities of $489,000, a $142,000 gain related to the final distribution of the Service 1st escrow account, an $85,000 gain related to the collection of life insurance proceeds, and an increase in gain on sale of other real estate owned of $439,000 during 2011.
Non-interest expense for the year ended December 31, 2011 decreased $496,000, or 1.73% to $28,245,000 compared to $28,741,000 for the year ended December 31, 2010, primarily due to decreases in OREO expenses of $1,056,000, legal fees of $160,000, and regulatory assessments of $346,000, partially offset by increases in salaries and employee benefits of $891,000.
The Company recorded an income tax expense of $1,861,000 for the year ended December 31, 2011, compared to an income tax benefit of $369,000 for the year ended December 31, 2010. The effective tax rate for 2011 was 22.32% compared to (12.68)% for the year ended December 31, 2010.

Quarter Ended December 31, 2011
For the quarter ended December 31, 2011, the Company reported unaudited consolidated net income of $1,708,000 and diluted earnings per common share of $0.17, compared to $619,000 and $0.06 per diluted share, for the quarter ended December 31, 2010, and $1,408,000 and $0.13 per diluted share, for the quarter ended

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September 30, 2011. The increase in net income during the fourth quarter of 2011 compared to the quarter ended December 31, 2010 is primarily due to increases in net interest income, non-interest income, and a lower provision for credit losses, partially offset by increases in salary expenses and a higher provision for income taxes.
Annualized return on average equity for the fourth quarter of 2011 was 6.41%, compared to 2.53% for the same period of 2010. This increase is reflective of an increase in net income partially offset by an increase in capital. Annualized return on average assets was 0.81% for the fourth quarter of 2011 compared to 0.32% for the quarter ended December 31, 2010. This increase is due to an increase in net income partially offset by an increase in average assets.
In comparing the fourth quarter of 2011 to the fourth quarter of 2010, average total loans decreased $27,621,000, or 6.19%. During the fourth quarter of 2011, the Company recorded a $300,000 provision for credit losses, compared to $900,000 for the quarter ended December 31, 2010. During the fourth quarter of 2011, the Company recorded $66,000 in net loan recoveries compared to $992,000 in net loan charge-offs for the quarter ended December 31, 2010. The net charge-off ratio, which reflects annualized net charge-offs to average loans, was (0.06)% for the quarter ended December 31, 2011 compared to 0.89% for the quarter ended December 31, 2010.
The following provides a reconciliation of the change in non-accrual loans for the quarter ended December 31, 2011

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(Dollars in thousands)	Balances September 30, 2011	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances December 31, 2011
Non-accrual loans:
Commercial and industrial	$361	$—	$(80)	$—	$—	$(14)	$267
Real estate	3,379	158	(17)	—	(733)	—	2,787
							—
Equity loans and lines of credit	612	98	(5)	—	—	—	705
Consumer	—	74	—	—	—	—	74
Restructured loans (non-accruing):

Real estate	3,831	—	(1,702)	—	—	—	2,129
Real estate construction and land development	6,929	—	(106)	—	—	—	6,823
Equity loans and lines of credit	1,682	—	(33)	—	—	—	1,649

Total non-accrual	$16,794	$330	$(1,943)	$—	$(733)	$(14)	$14,434

The following provides a summary of the change in the OREO balance for the quarter ended December 31, 2011:

(Dollars in thousands)	Three Months Ended December 31, 2011
Balance, September 30, 2011	$270
Additions	—
Dispositions	(276)
Write-downs	—
Net gain on disposition	6
Balance, December 31, 2011	$—
Average total deposits for the fourth quarter of 2011 increased $63,225,000 or 9.70% to $715,226,000 compared to $652,001,000 for the same period in 2010.
The Company’s net interest margin (fully tax equivalent basis) decreased 17 basis points to 4.50% for the three months ended December 31, 2011, from 4.67% for the three months ended December 31, 2010. Net interest income, before provision for credit losses, increased $375,000 or 4.91% to $8,016,000 for the fourth quarter of 2011, compared to $7,641,000 for the quarter ended December 31, 2010. The decrease in net interest margin is primarily due to a decrease in the yield of interest-earning assets and a decrease in average loan balances. Over the same periods, the cost of total deposits decreased 17 basis points to 0.32% compared to 0.49% in 2010.

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Non-interest income increased $989,000 or 285.01% to $1,336,000 for the fourth quarter of 2011 compared to $347,000 for the quarter ended December 31, 2010, driven primarily by decreases in OTTI charges of $887,000 and an increase in net realized gains on sales and calls of investment securities of $273,000. Non-interest expense decreased $183,000 or 2.62% for the same periods mainly due to decreases in OREO expenses of $308,000 and regulatory assessments of $124,000, partially offset by an increase in salaries expenses of $302,000.
“The fourth quarter 2011 net income showed similar results to the previous quarters of 2011 over 2010, with cumulative results for the Company achieving its second highest earnings mark in 31 years of operation for the full 2011 year. While net income showed significant improvement over 2010, it fell short of goals and expectations, but still exceeded most of our peers. Equally important was the continual improvement in asset quality with reductions in non-accrual loans, a net recovery of previously charged-off loans in fourth quarter and no OREO at year end.” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“While slight economic improvement is being seen in the markets we serve overall, average loans decreased compared to the previous year and quarter due to the continued lack of confidence of businesses to expand by adding more debt. At year end, we experienced a slight spike upwards in business loans primarily from new customer relationships; however, the average for the quarter remained lower than the previous year. Deposits showed positive growth while achieving a favorable mix in non-interest bearing deposits, and being able to continue to reduce our overall cost of funds. The expansion of new offices in the past few years and new team members serving our customers has helped to achieve this organic growth in deposits, as well as growing current relationships.  Also, the Company's capital continues to grow, allowing a solid and safe base to expand our presence within California's Central Valley serving both new and existing customers and communities.” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Merced, Sacramento, Stockton, Tracy, and Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending

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and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share and per share amounts)	2011	2010
	(Unaudited)
ASSETS
Cash and due from banks	$19,409	$11,357
Interest-earning deposits in other banks	24,467	89,042
Federal funds sold	928	600
Total cash and cash equivalents	44,804	100,999
Available-for-sale investment securities (Amortized cost of $321,405 at December 31, 2011 and $189,682 at December 31, 2010)	328,413	191,325
Loans, less allowance for credit losses of $11,396 at December 31, 2011 and $11,014 at December 31, 2010	415,999	420,583
Bank premises and equipment, net	5,872	5,843
Other real estate owned	—	1,325
Bank owned life insurance	11,655	11,390
Federal Home Loan Bank stock	2,893	3,050
Goodwill	23,577	23,577
Core deposit intangibles	783	1,198
Accrued interest receivable and other assets	15,027	18,304
Total assets	$849,023	$777,594

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$208,025	$173,867
Interest bearing	504,961	476,628
Total deposits	712,986	650,495
Short-term borrowings	—	10,000
Long-term debt	4,000	4,000
Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	19,400	10,553
Total liabilities	741,541	680,203
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, Series A, no par value, 7,000 shares issued and outstanding at December 31, 2010	—	6,864
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, Series C, no par value, 7,000 shares issued and outstanding at December 31, 2011	7,000	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 9,547,816 at December 31, 2011 and 9,109,154 at December 31, 2010	40,552	38,428
Non-voting common stock, 1,000,000 shares authorized; issued and outstanding: none at December 31, 2011 and 258,862 at December 31, 2010	—	1,317
Retained earnings	55,806	49,815
Accumulated other comprehensive income, net of tax	4,124	967
Total shareholders’ equity	107,482	97,391
Total liabilities and shareholders’ equity	$849,023	$777,594

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended December 31,
(In thousands, except share and earnings per share amounts)	2011	2010
	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$26,098	$27,390
Interest on deposits in other banks	187	110
Interest on Federal funds sold	2	2
Interest and dividends on investment securities:
Taxable	4,548	5,472
Exempt from Federal income taxes	3,464	3,039
Total interest income	34,299	36,013
INTEREST EXPENSE:
Interest on deposits	2,662	3,713
Interest on junior subordinated deferrable interest debentures	100	102
Other	180	468
Total interest expense	2,942	4,283
Net interest income before provision for credit losses	31,357	31,730
PROVISION FOR CREDIT LOSSES	1,050	3,800
Net interest income after provision for credit losses	30,307	27,930
NON-INTEREST INCOME:
Service charges	2,903	3,225
Appreciation in cash surrender value of bank owned life insurance	382	392
Loan placement fees	274	300
Gain on disposal of other real estate owned	615	176
Net realized gains (losses) on sales and calls of investment securities	298	(191)
Other-than-temporary impairment loss:
Total impairment loss	(31)	(1,587)
Loss recognized in other comprehensive income	—	—
Net impairment loss recognized in earnings	(31)	(1,587)
Federal Home Loan Bank dividends	9	11
Other income	1,826	1,395
Total non-interest income	6,276	3,721
NON-INTEREST EXPENSES:
Salaries and employee benefits	15,762	14,871
Occupancy and equipment	3,795	3,867
Regulatory assessments	845	1,191
Data processing expense	1,178	1,197
Advertising	735	669
Audit and accounting fees	491	496
Legal fees	335	495
Other real estate owned	15	1,071
Amortization of core deposit intangibles	414	414
Loss on sale of assets	5	10
Other expense	4,670	4,460
Total non-interest expenses	28,245	28,741
Income before provision for (benefit from) income taxes	8,338	2,910
PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,861	(369)
Net income	$6,477	$3,279

Net income	$6,477	$3,279
Preferred stock dividends and accretion	486	395
Net income available to common shareholders	$5,991	$2,884
Net income per common share:
Basic earnings per common share	$0.63	$0.31
Weighted average common shares used in basic computation	9,522,066	9,209,858
Diluted earnings per common share	$0.63	$0.31
Weighted average common shares used in diluted computation	9,538,662	9,290,671

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2011	2011	2011	2011	2010
(In thousands, except share and per share amounts)
Net interest income	$8,016	$7,949	$7,794	$7,598	$7,641
Provision for credit losses	300	400	250	100	900
Net interest income after provision for credit losses	7,716	7,549	7,544	7,498	6,741
Total non-interest income	1,336	1,595	1,597	1,748	347
Total non-interest expense	6,803	7,222	7,067	7,153	6,986
Provision for (benefit from) income taxes	541	514	301	505	(517)
Net income	$1,708	$1,408	$1,773	$1,588	$619
Net income available to common shareholders	$1,622	$1,206	$1,674	$1,489	$520
Basic earnings per common share	$0.17	$0.13	$0.18	$0.16	$0.06
Weighted average common shares used in basic computation	9,547,816	9,547,816	9,516,110	9,475,444	9,368,016
Diluted earnings per common share	$0.17	$0.13	$0.18	$0.16	$0.06
Weighted average common shares used in diluted computation	9,552,043	9,557,609	9,540,615	9,503,313	9,429,226

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2011	2011	2011	2011	2010
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	2.67%	2.59%	2.53%	2.61%	2.55%
Nonperforming assets to total assets	1.70%	2.04%	1.89%	2.07%	2.57%
Total nonperforming assets	$14,434	$17,064	$14,959	$15,846	$19,984
Net loan (recoveries) charge offs	$(66)	$404	$235	$95	$992
Net charge offs to average loans (annualized)	(0.06)%	0.37%	0.22%	0.09%	0.89%
Book value per share	$10.52	$10.41	$10.15	$9.76	$9.66
Tangible book value per share	$7.97	7.84	$7.58	$7.16	$7.02
Tangible common equity	$76,122	$74,883	$72,389	$67,748	$65,753
Interest and dividends on investment securities exempt from Federal income taxes	$942	$892	$830	$800	$762
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.50%	4.66%	4.71%	4.67%	4.67%
Return on average assets (2)	0.81%	0.70%	0.91%	0.82%	0.32%
Return on average equity (2)	6.41%	5.34%	6.92%	6.41%	2.53%
Tier 1 leverage - Bancorp	10.13%	10.19%	10.22%	9.87%	9.48%
Tier 1 leverage - Bank	10.01%	10.07%	10.04%	9.67%	9.32%
Tier 1 risk-based capital - Bancorp	16.20%	15.95%	15.26%	14.81%	14.16%
Tier 1 risk-based capital - Bank	16.02%	15.76%	14.99%	14.51%	13.92%
Total risk-based capital - Bancorp	17.49%	17.25%	16.54%	16.08%	15.42%
Total risk based capital - Bank	17.31%	17.05%	16.26%	15.78%	15.19%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(Dollars in thousands)	2011	2010	2011	2010
Federal funds sold	$847	$704	$695	$713
Interest-bearing deposits in other banks	72,624	72,651	73,016	42,047
Investments	275,035	184,432	226,224	189,001
Loans (1)	404,034	427,094	412,969	437,959
Federal Home Loan Bank stock	2,893	3,050	2,958	3,084
Earning assets	755,433	687,931	715,862	672,804
Allowance for credit losses	(11,087)	(11,295)	(11,018)	(10,922)
Non-accrual loans	14,719	19,280	15,322	17,381
Other real estate owned	70	2,623	217	2,972
Other non-earning assets	81,952	78,029	79,795	76,617
Total assets	$841,087	$776,568	$800,178	$758,852

Interest bearing deposits	$514,350	$485,133	$495,545	$483,220
Other borrowings	9,155	19,155	10,265	19,634
Total interest-bearing liabilities	523,505	504,288	505,810	502,854
Non-interest bearing demand deposits	200,876	166,868	182,244	152,946
Non-interest bearing liabilities	10,128	7,455	8,738	6,878
Total liabilities	734,509	678,611	696,792	662,678
Total equity	106,578	97,957	103,386	96,174
Total liabilities and equity	$841,087	$776,568	$800,178	$758,852

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.29%	0.28%
Interest-earning deposits in other banks	0.25%	0.26%	0.26%	0.26%
Investments	3.88%	5.08%	4.33%	5.33%
Loans	6.32%	6.11%	6.32%	6.25%
Earning assets	4.85%	5.22%	5.04%	5.59%
Interest-bearing deposits	0.45%	0.65%	0.54%	0.77%
Other borrowings	2.77%	2.75%	2.73%	2.90%
Total interest-bearing liabilities	0.49%	0.73%	0.58%	0.85%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.50%	4.67%	4.63%	4.95%

(1)	Average loans do not include non-accrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relation to income earned on municipal bonds totaling $485 and $393 for the quarters ended December 31, 2011 and 2010, respectively, and $1,784 and $1,566 for the years ended December 31, 2011 and 2010, respectively.